EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 6, 2005

BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Enterprise Parkway, Suite 350, Cleveland, Ohio	44122

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:	(216) 464-8400

     Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2005 and July 7, 2005, respectively, James P. Oliver and Peter Saltz notified the Company of their resignations from the Company’s Board of Directors. Giving effect to their resignations, the Company’s Board of Directors will consist of five members, three of whom are not “interested persons” within the definition set forth in the Investment Company Act of 1940, as amended. As a result of these resignations, the Company believes that it has corrected its previously-disclosed non-compliance with the requirement of the Investment Company Act that a majority of the members of its board of directors not be interested persons.

A copy of the press release announcing the resignations of Messrs. Saltz and Oliver and announcing certain other information regarding the Company and its portfolio investments is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Exhibits

99.1 Press Release dated July 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANTLEY CAPITAL CORPORATION
By:	/s/ Robert P. Pinkas
Robert P. Pinkas
Chairman of the Board and Chief Executive Officer

Dated: July 13, 2005